UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

SPRINT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code: (855) 848-3280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

New Credit Facility

On February 3, 2017, Sprint Corporation’s wholly-owned subsidiary, Sprint Communications, Inc. (the “Company”), entered into a new $6.0 billion secured revolving and term loan credit facility with the guarantors party thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders named therein (the “Credit Facility”). The Credit Facility replaces the Company’s $3.3 billion unsecured revolving credit facility that was due to expire in February 2018. The Credit Facility will provide supplemental liquidity for general corporate purposes, including the issuances of letters of credit.

The Credit Facility consists of a $4.0 billion term loan facility (the “Term Loan”) and a $2.0 billion revolving credit facility (the “Revolving Credit Facility”). On the Closing Date, the Company borrowed $4.0 billion under the Term Loan. Proceeds from borrowings under the Term Loan will be used for general corporate purposes.

Term Loan borrowings bear interest, at the option of the Company, at either the Adjusted Base Rate (as defined in the Credit Facility) plus 1.50% or the Adjusted LIBO Rate (as defined in the Credit Facility) plus 2.50%, subject to an Adjusted LIBO Rate floor of 0.75%. The Term Loan also requires the Company to make quarterly principal repayments equal to 0.25% of the initial aggregate principal amount of the Term Loan beginning June 30, 2017.

Borrowings under the Revolving Credit Facility bear interest, at the option of the Company, based on the Adjusted Base Rate plus an applicable margin or Adjusted LIBO Rate plus an applicable margin, in each case based on the ratio (“Leverage Ratio”) of total indebtedness to trailing four quarters earnings before interest, taxes, depreciation and amortization and other non-recurring items, as defined in the Credit Facility (adjusted EBITDA). The applicable interest rate margin over (i) the Adjusted LIBO Rate may range from a minimum of 1.75% to a maximum of 2.75% and (ii) the Adjusted Base Rate may range from a minimum of 0.75% to a maximum of 1.75%, in each case based on the Leverage Ratio. The Company is required to pay a commitment fee on the average daily unused portion of the Revolving Credit Facility, which rate may range from 0.25% to 0.45% on an annual basis, based on the Leverage Ratio.

The Revolving Credit Facility requires that the Leverage Ratio not exceed 6.00 to 1.0 through December 31, 2017. Subsequent to December 31, 2017, the maximum allowed Leverage Ratio declines on a scheduled basis, as set forth in the Credit Facility, until the ratio becomes fixed at 3.50 to 1.0 for the fiscal quarter ended March 31, 2020 and each fiscal quarter ending thereafter. The Company must also comply with an interest coverage ratio.

The Revolving Credit Facility matures on February 3, 2021 and the Term Loan matures on February 3, 2024.

The obligations under the Credit Facility are unconditionally guaranteed by Sprint Corporation and each of the Company’s direct and indirect, existing and future wholly-owned domestic subsidiaries, subject to certain exceptions (collectively, the “Guarantors”). In addition, subject to certain exclusions and limitations, the obligations of the Company and each Guarantor under the Credit Facility are secured by a perfected first priority security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors , including all of the capital stock held by the Company and the Guarantors (subject to certain exceptions and a limitation on pledges of capital stock of foreign subsidiaries and domestic holding companies of foreign subsidiaries, other than 65% of the voting stock of first tier entities). Pursuant to a security agreement and a related collateral and intercreditor agreement, each dated as of February 3, 2017, the obligations of the Company and the Guarantors, as applicable, under (a) the Export Development Canada credit facility, (b) the Company’s intra-company spectrum lease agreement and the related SCI Payment and Performance Undertaking Agreement (up to an aggregate of $3.5 billion) and (c) the Company’s outstanding 9.25% notes due 2022 (the “9.25% Notes”), are secured on an equal and ratable basis by the collateral securing the Credit Facility (but solely by collateral pledged by the Company in the case of the 9.25% Notes).

The Credit Facility contains affirmative and restrictive covenants that the Company must comply with, including (a) limitations on additional indebtedness, (b) limitations on liens, (c) limitations on investments and (d) limitations on fundamental changes, as well as other customary covenants for credit facilities of this type.

The Company has various relationships with JPMorgan and its respective affiliates, including as agent and lender under the Company’s prior credit facility. In addition, some of the other agents and the lenders under the Credit Facility, or their respective affiliates, have had in the past, and may have, in the future, various relationships with the Company involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These agents and lenders or their respective affiliates, have received, and may in the future receive, customary principal and interest payments, fees and expenses for these services.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Facility, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Receivables Facility Amendment

Also on February 3, 2017, certain wholly-owned subsidiaries of Sprint Corporation (collectively, the “Receivables Originators”) and certain wholly-owned subsidiaries of Sprint Corporation that are bankruptcy-remote special purpose entities (collectively, the “Receivables SPEs”) entered into an amendment of their existing two-year committed revolving customer accounts receivable facility (the “Receivables Facility”) that finances certain accounts receivable from customers for equipment and services (“Receivables”), subject to a maximum funding limit of $4.3 billion. The Receivables Facility provides liquidity and funding for the ongoing business needs of Sprint Corporation and its subsidiaries.

The amendment, among other things, provides for the addition of certain device leases as Receivables, gives the Receivables SPEs the option to repurchase the Receivables pools upon the termination of the Receivables Facility and extends the expiration date of the Receivables Facility by one year to November 19, 2018. As a result of the option to repurchase, it is expected that the Receivables will be included on the consolidated balance sheet of Sprint Corporation (to be reflected on its financial statements for the period ending March 31, 2017 and thereafter), however, the Receivables are and will continue to be assets solely of the Receivables SPEs and, so long as the Receivables Facility is in place, are not available to pay creditors of the Receivables Originators or any of their affiliates (other than the Receivables SPEs).

The documentation for the amendment to the Receivables Facility includes (i) the Second Amendment to the Restated Receivables Purchase agreement, dated as of February 3, 2017 (the “Second Amendment to the RPA”), by and among Sprint Spectrum L.P., as servicer, the Receivables SPEs, as sellers, certain commercial paper conduits and financial institutions from time to time party thereto, as purchasers, the entities from time to time party thereto as purchaser agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for the service Receivables, SMBC Nikko Securities America, Inc., as administrative agent for the customer lease Receivables, and Mizuho Bank, Ltd., as administrative agent for the installment sale Receivables and as collateral agent, and (ii) the First Amendment to the Second Amended and Restated Receivables Sale and Contribution Agreement, dated as of February 3, 2017 (the “First Amendment to the RSCA”), by and among Sprint Spectrum L.P., as servicer, the Receivables Originators as sellers and contributors, and the Receivables SPEs, as purchasers and contributees.

Certain of the banks and financial institutions that are parties to the Receivables Facility and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, to Sprint Corporation in the ordinary course of business for which they have received and will receive customary compensation. In the ordinary course of business, such banks and financial institutions and their respective affiliates may participate in loans and actively trade the debt and equity securities of Sprint Corporation for their own account or for the accounts of customers and, accordingly, such banks and financial institutions and their respective affiliates may at any time hold long or short positions in such securities.

The foregoing description of the amendment to the Receivables Facility is qualified in its entirety by reference to the Second Amendment to the RPA and the First Amendment to the RSCA, which are filed as Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Credit Agreement, dated as of February 3, 2017, by and among Sprint Communications, Inc., as Borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

10.2	Second Amendment to the Second Amended and Restated Receivables Purchase Agreement, dated as of February 3, 2017, by and among Sprint Spectrum L.P., as servicer, certain Sprint Corporation special purpose entities, as sellers, certain commercial paper conduits and financial institutions from time to time party thereto, as purchasers, the entities from time to time party thereto as purchaser agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, SMBC Nikko Securities America, Inc., as administrative agent, and Mizuho Bank, Ltd., as administrative agent and collateral agent.

10.3	First Amendment to the Second Amended and Restated Receivables Sale and Contribution Agreement, dated as of February 3, 2017, by and among Sprint Spectrum L.P., as servicer, and certain Sprint Corporation subsidiaries, as originators and sellers, and certain special purpose entities, as purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

Date: February 6, 2017	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of February 3, 2017, by and among Sprint Communications, Inc., as Borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

10.2	Second Amendment to the Second Amended and Restated Receivables Purchase Agreement, dated as of February 3, 2017, by and among Sprint Spectrum L.P., as servicer, certain Sprint Corporation special purpose entities, as sellers, certain commercial paper conduits and financial institutions from time to time party thereto, as purchasers, the entities from time to time party thereto as purchaser agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, SMBC Nikko Securities America, Inc., as administrative agent, and Mizuho Bank, Ltd., as administrative agent and collateral agent.

10.3	First Amendment to the Second Amended and Restated Receivables Sale and Contribution Agreement, dated as of February 3, 2017, by and among Sprint Spectrum L.P., as servicer, and certain Sprint Corporation subsidiaries, as originators and sellers, and certain special purpose entities, as purchasers.